UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 4, 2014

VANTAGESOUTH BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36009	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 4, 2014, in connection with the Agreement and Plan of Merger, dated January 27, 2014 and amended as of April 22, 2014 (the “Merger Agreement”) by and among VantageSouth Bancshares, Inc. (the “Company”), Yadkin Financial Corporation (“Yadkin”) and Piedmont Community Bank Holdings, Inc. (“Piedmont”), the Company merged with and into Yadkin, with Yadkin as the surviving corporation in the merger (the “Merger”).

On July 7, 2014, in connection with the completion of the Merger, the Company notified the NYSE MKT of its intent to remove the Company’s common stock, $0.001 par value per share (the “Company Common Stock”) from listing on the NYSE MKT and requested that the NYSE MKT file with the SEC an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. On July 7, 2014, the NYSE MKT filed the Form 25 with the SEC. The Company intends to subsequently file with the SEC a Form 15 with respect to the Company Common Stock.

Item 8.01	Other Events.

At the effective time of the Merger (the “Effective Time”), each share of the Company Common Stock issued and outstanding immediately before the Effective Time, except for shares of the Company Common Stock owned by the Company, Yadkin or Piedmont (other than certain trust account shares), was converted into the right to receive 0.3125 shares of Yadkin’s voting common stock, par value $1.00 per share (the “Yadkin Common Stock”). Shares of Piedmont’s common stock, par value $0.01 per share (the “Piedmont Common Stock”), were converted into the right to receive (i) 6.28597 shares of Yadkin Common Stock; (ii) cash per share in the amount of $6.6878; and (iii) a right to receive a pro rata share of the “Contingent Shares” (as defined in the Merger Agreement). The Merger Agreement provided that certain shares of Yadkin Common Stock were to be deposited into an irrevocable “Rabbi Trust” to be established by Yadkin to make payments due under the Piedmont Phantom Equity Plan that was assumed by Yadkin pursuant to the terms of the Merger Agreement. Further, Yadkin either assumed any options or stock based awards of the Company or replaced such options or stock based awards with substantially identical awards under any Yadkin stock plans.

Immediately following the Effective Time, VantageSouth Bank, a wholly-owned subsidiary of the Company, merged with and into Yadkin Bank, with Yadkin Bank surviving, as a wholly-owned subsidiary of Yadkin.

Additional information and details of the Merger Agreement were previously disclosed in the Joint Proxy Statement/Prospectus filed by Yadkin with the Securities and Exchange Commission (“SEC”) on May 12, 2014 (SEC File No. 333-194821) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Annex A to the Proxy Statement and is incorporated by reference herein.

On July 7, 2014, the Company issued a press release announcing the closing of the Merger. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated July 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2014	VANTAGESOUTH BANCSHARES, INC.

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated July 7, 2014